UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: December 13, 2007

(Date of earliest event reported)

BOE Financial Services of Virginia, Inc.

(Exact name of registrant as specified in its charter)

VIRGINIA	000-31711	54-1980794
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1325 Tappahannock Boulevard,

Tappahannock, Virginia 22560

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (804) 443-4343

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On December 14, 2007, BOE Financial Services of Virginia, Inc. (“BOE”) announced that it had entered into an Agreement and Plan of Merger dated as of December 13, 2007 (the “Merger Agreement”), with Community Bankers Acquisition Corp. (“CBAC”). The Merger Agreement sets forth the terms and conditions of CBAC’s acquisition of BOE through the merger of BOE with and into CBAC (the “Merger”). Bank of Essex, a Virginia state bank and a wholly owned subsidiary of BOE (the “Bank”), will become a wholly owned subsidiary of the surviving corporation in the Merger.

Previously, on September 5, 2007, CBAC entered into an Agreement and Plan of Merger with TransCommunity Financial Corporation (“TFC”). Under the terms of the TFC merger agreement, TFC has given its consent to CBAC entering into the Merger Agreement. CBAC expects to consummate the merger with TFC prior to consummating the Merger with BOE.

Under the terms of the Merger Agreement, CBAC will issue to the stockholders of BOE, for each share of BOE’s common stock that they own, 5.7278 shares of CBAC’s common stock (the “Exchange Ratio”), subject to adjustment as described below. If the daily average closing price for CBAC’s common stock for the 20 consecutive days of trading in such stock ending five days before the closing date is less than $7.42, CBAC will increase the Exchange Ratio to the quotient obtained by dividing $42.50 by such daily average closing price.

In addition, at the effective time of the Merger, each outstanding option to purchase shares of BOE’s common stock under any of BOE’s stock plans shall vest pursuant to its terms and shall be converted into an option to acquire the number of shares of CBAC’s common stock equal to the number of shares of common stock underlying the option multiplied by the Exchange Ratio. The exercise price of each option will be adjusted accordingly.

The Merger Agreement also provides for the headquarters of the surviving corporation to be in Glen Allen, Virginia and for the headquarters of the Bank to remain the same following the consummation of the Merger. The Board of Directors of the surviving corporation will consist of 14 directors, two of whom will be nominated by CBAC, six of whom will be nominated by TFC and six of whom will be nominated by BOE. In addition, Alexander F. Dillard, Jr., currently Chairman of the Board of Directors of BOE will serve as Chairman of the Board of Directors of the resulting company, Troy A. Peery, Jr., currently Chairman of the Board of Directors of TFC, will serve as a Vice-Chairman of the Board of Directors of the resulting company, and Gary A. Simanson, currently a Director, President and Chief Executive Officer of CBAC, will serve as a Vice-Chairman of the Board. Bruce B. Nolte, currently President and Chief Executive Officer of TFC, will serve as Chief Executive Officer of the resulting company, and George M. Longest, Jr., currently President and Chief Executive Officer of BOE, will serve as President of the resulting company. Bruce E. Thomas, currently Senior Vice President and Chief Financial Officer of BOE, will serve as Chief Financial Officer of the resulting company, and Patrick J. Tewell, currently Chief Financial Officer of TFC, will serve as Chief Accounting Officer of the resulting company.

Consummation of the Merger is subject to the consummation of the merger of CBAC with TFC and a number of customary conditions, including the approval of the Merger by the stockholders of each of BOE and CBAC and the receipt of all required regulatory approvals. In addition, if the merger with TFC has not closed at the time of the CBAC stockholder vote on the Merger with BOE, closing of the transaction is also conditioned on holders of fewer than 20% of the shares of CBAC common stock voting against the transaction and electing to convert their CBAC common stock into cash. The Merger with BOE is expected to be completed in the second quarter of 2008. Pursuant to the Merger Agreement, either party may terminate the Merger Agreement in the event the Merger is not consummated by June 30, 2008.

A copy of the Merger Agreement is being filed as Exhibit 2.1 to this report and is incorporated by reference into this Item 1.01. The description of the Merger Agreement above is a summary, does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement. The Merger Agreement has been included to provide information regarding the terms of the Merger. It is not intended to provide any other factual information about BOE. Such information can be found in the other public filings that BOE makes with the Securities and Exchange Commission, which are available without charge at www.sec.gov.

The Merger Agreement contains representations and warranties the parties made to each other. The assertions embodied in those representations and warranties by BOE are qualified by information in the confidential disclosure schedules attached to the Merger Agreement. While BOE does not believe that these schedules contain information that securities laws require it to disclose publicly, other than information that has already been so disclosed, the disclosure schedules do contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the attached Merger Agreement. Accordingly, the representations and warranties should not be relied on as characterizations of the actual state of facts, since they may be modified in important part by the underlying disclosure schedules.

Each director and executive officer of BOE entered into a Support Agreement with CBAC and BOE in connection with the execution of the Merger Agreement. In the Support Agreement, each individual agreed to vote the shares that he or she owns in favor of the Merger and against any competing transactions, as described in the Support Agreement, that may arise. In addition, each individual agreed to not transfer such shares as provided in the Support Agreement. A copy of the Support Agreement is being filed as Exhibit E to the Merger Agreement and is incorporated by reference into this Item 1.01.

Important Additional Information Will be Filed with the SEC

This communication is being made in respect of the proposed merger of BOE and CBAC. In connection with the proposed merger, CBAC will file with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 to register the shares of CBAC common stock to be issued to the shareholders of BOE in the transaction. The registration statement will include a joint proxy statement/prospectus which will be mailed to the shareholders of BOE and CBAC seeking their approval of the merger. In addition, BOE and CBAC may file other relevant documents concerning the proposed merger with the SEC.

INVESTORS AND SECURITY HOLDERS OF BOE AND CBAC ARE URGED TO READ THE REGISTRATION STATEMENT ON FORM S-4 AND THE JOINT PROXY STATEMENT/PROSPECTUS INCLUDED WITHIN THE REGISTRATION STATEMENT

AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT BOE AND CBAC, AND THE PROPOSED TRANSACTION. Investors and security holders may obtain free copies of these documents (when available) through the website maintained by the SEC at http://www.sec.gov. Free copies of the joint proxy statement/prospectus (when available) also may be obtained by directing a request by telephone or mail to Community Bankers Acquisition Corp., 9912 Georgetown Pike, Ste. D203, Great Falls, Virginia 22066, Attention: Investor Relations (telephone: (703) 759-0751) or BOE Financial Services of Virginia, Inc., 1325 Tappahannock Blvd., Tappahannock, Virginia 22560, Attention: Investor Relations (telephone: (804) 443-4343) or by accessing BOE’s website at http://www.boefinancial.com under “SEC Filings.” The information on BOE’s website is not, and shall not be deemed to be, a part of this report or incorporated into other filings BOE makes with the SEC.

BOE and CBAC and their directors and certain of their executive officers are participants in the solicitation of proxies from the shareholders of BOE and CBAC, respectively, in connection with the merger. Information about the directors and executive officers of BOE is set forth in the proxy statement for BOE’s 2007 annual meeting of shareholders filed with the SEC on April 13, 2007. Information about the directors and executive officers of CBAC is set forth in its Annual Report on Form 10-K filed with the SEC on June 29, 2007. Additional information regarding these participants in the proxy solicitation and their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of December 13, 2007, by and between Community Bankers Acquisition Corp. and BOE Financial Services of Virginia, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOE FINANCIAL SERVICES OF VIRGINIA, INC.

By:	/s/ Bruce E. Thomas
Bruce E. Thomas
Senior Vice President and Chief Financial Officer

Date: December 17, 2007

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of December 13, 2007, by and between Community Bankers Acquisition Corp. and BOE Financial Services of Virginia, Inc.